UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2013

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 12, 2013, U.S. Auto Parts Network, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), which was in response to the Company’s notice to Nasdaq on July 9, 2013 that the Company’s Board of Directors was no longer comprised of a majority of independent directors as required by Nasdaq Listing Rule 5605(b)(1) (the “Original Notice”). The Original Notice was reported by the Company in a Current Report on Form 8-K filed on July 10, 2013.

The Company intends to regain compliance with the requirement that its Board of Directors have a majority of independent directors prior to the expiration of the cure period provided pursuant to Nasdaq Listing Rule 5605(b)(1)(A). The Company is currently conducting a director search in the exercise of due care for a new candidate as soon as practicable.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s intention to identify and appoint a new independent director and regain compliance with applicable Nasdaq Listing Rules. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there is a risk associated with the Company’s inability to regain compliance with applicable Nasdaq Listing Rules. Risk factors related to the Company and its business are discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and other filings with the SEC. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Auto Parts Network, Inc.

Dated: July 17, 2013	By:	/s/ Bryan P. Stevenson
	Name:	Bryan P. Stevenson
	Title:	VP, General Counsel